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                                                                     Exhibit 5.1


                                                     Direct Dial: (416) 862-5908
                                                     Our Matter Number:  1014587


March __, 2000


Visible Genetics Inc.
Suite 1000, Box 333
700 Bay Street
Toronto, Ontario
CANADA  M5G 1Z6

Dear Sirs/Madams:

VISIBLE GENETICS INC. REGISTRATION STATEMENT ON FORM F-3 REGISTERING O COMMON SHARES

We are acting as Canadian counsel to Visible Genetics Inc. (the "Company") in connection with the issue by the Company of up to o common shares (the "Common Shares") of the Company and in connection with the Registration Statement on Form F-3 (the "Registration Statement") filed with the United States Securities and Exchange Commission by the Company relating to the registration of the Common Shares under the UNITED STATES SECURITIES ACT OF 1933, as amended, (the "Act") including the prospectus of the Company contained therein (the "Prospectus").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and the by-laws of the Company, each as amended from time to time, and resolutions of the directors of the Company with respect to the matters referred to herein. We have also examined such certificates of public officials, officers of the Company, corporate records and other documents as we have deemed relevant or necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as certified copies or facsimiles thereof.

We are barristers and solicitors qualified to practice law in the Province of Ontario and our opinion expressed below is limited to the laws of such Province and the laws of Canada applicable therein and should not be relied upon, nor is it given, in respect of the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized and, that upon receipt of adequate consideration for the Common Shares, the Common Shares will be validly issued, fully paid and non-assessable shares of the Company.


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Consent is hereby given to the use of our name under the captions "Service and
Enforcement of Legal Process" and "Legal Matters" in the Prospectus and to the filing, as an exhibit to the Registration Statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Act or the rules and regulations promulgated thereunder.

Yours very truly,




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